                      SONA MOBILE HOLDINGS CORP. ANNOUNCES
                     SHUFFLE MASTER, INC. EQUITY INVESTMENT

      INVESTMENT FURTHER STRENGTHENS RECENTLY ANNOUNCED STRATEGIC ALLIANCE

NEW YORK - JANUARY 27, 2006 - Sona Mobile Holdings Corp. (OTC Bulletin Board:
SNMB.OB), a leading provider of wireless technologies to the financial services, enterprise, entertainment and gaming markets, announced today that Shuffle
Master, Inc. (NASDAQ National Market: SHFL) has completed a $3 million private equity investment in Sona, purchasing 2.3 million shares of common stock. As part of the transaction, Shuffle Master will also receive one seat on the Sona
Mobile Board of Directors. Sona management plans to use the proceeds from this investment to fund product development and working capital.

On January 13, 2006, Sona Mobile entered into a strategic alliance with Shuffle
Master to license, develop, distribute and market "in casino" wireless handheld gaming content and delivery systems to gaming venues throughout the world. Under the terms of the agreement, Sona will develop a Shuffle Master-branded wireless gaming platform for in-casino use that will feature handheld versions of Shuffle
Master's proprietary table game content as well as other popular public-domain casino games. Built on the Sona Wireless Platform(TM), the wireless casino solution will also include Sona's proprietary mWager(TM) racing and sportsbook package that enables gamers to place wagers, watch races in real time, conduct research and receive immediate updates from enabled devices.

"This is a significant milestone for Sona Mobile," commented Shawn Kreloff, Sona
Chairman and Entertainment and Gaming Division Managing Director. "Shuffle
Master's equity investment not only provides our company with a cash infusion of
$3 million, it also demonstrates the strength of our strategic alliance and our joint commitment to providing the gaming industry with an unparalleled wireless gaming solution. We are pleased to be partnering with the foremost provider of traditional, and soon wireless, table gaming content, and are confident that the resulting platform will be an important content delivery system in casinos worldwide in the future."

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                                ABOUT SONA MOBILE

Founded in 2000, Sona Mobile Inc. is a leading provider of secure mobile solutions for access to financial and enterprise information, and entertainment and gaming applications. Through its technology, Sona is able to deliver a rich client experience without compromising performance or security. The Sona
Wireless Platform (SWP) architecture works across a wide range of mobile devices and operating systems, including Research in Motion's BlackBerry and Microsoft
Corp.'s Windows Mobile lines. Additional information can be found at
www.sonamobile.com.

ABOUT SHUFFLE MASTER
Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, intelligent table systems, and roulette chip

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sorters, to improve their profitability, productivity and security, and
Entertainment Products, including proprietary table games and Table MasterTM games to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

FORWARD-LOOKING STATEMENT

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.
In particular, no assurance can be given regarding the impact of the strategic alliance with Shuffle Master on Sona's business, financial condition or results of operations. Reference is made to Sona's public filings with the US Securities and Exchange Commission for further information regarding the company and its operations.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Marie Wiese
Sona Mobile, Inc.
1-866-274 4040
marie.wiese@sonamobile.com

Don Duffy
ICR for Sona Mobile
1-203-682-8200
dduffy@icrinc.com

Jeanine Oburchay
ICR for Sona Mobile
1-203-682-8240
joburchay@icrinc.com

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